Exhibit 10.8

SERVICES AGREEMENT

SERVICES AGREEMENT (this “Agreement”), dated as of                , 2021, by and between Post Holdings, Inc., a Missouri corporation (the “Provider”), and Post Holdings Partnering Corporation, a Delaware corporation (“PHPC”).

RECITALS

WHEREAS, PHPC and the Provider desire that, following the Effective Date (as defined below), PHPC obtain from the Provider the services described herein, and that PHPC compensate the Provider for the performance of such services on the basis set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound legally, agree as follows:

ARTICLE I

ENGAGEMENT AND SERVICES

Section 1.1 Engagement. PHPC engages the Provider to provide to PHPC, commencing on the date the securities of PHPC are first listed on the New York Stock Exchange (the “Effective Date”), the Services (as defined below), and the Provider accepts such engagement, in each case subject to and upon the terms and conditions of this Agreement. The parties acknowledge that certain of the Services will be performed by officers, employees or consultants of the Provider.

Section 1.2 Services. The Provider shall render to PHPC, by and through such of the Provider’s officers, employees, agents, representatives and affiliates as the Provider, in its sole discretion, may designate from time to time, as the services set forth in Schedule 1 hereto, as amended from time to time (collectively, the “Services”).

Section 1.3 Services Not to Interfere with the Provider’s Business. PHPC acknowledges and agrees that in providing Services hereunder the Provider will not be required to take any action that would disrupt, in any material respect, the orderly operation of the Provider’s business activities.

Section 1.4 Services Fee.

(a) For the period from the Effective Date to the expiration of the Term, PHPC agrees to pay, and the Provider agrees to accept, a monthly fee equal to $40,000, payable in arrears (the “Services Fee”); provided, that the first payment following the Effective Date shall be prorated based on the number of days after (but excluding) the Effective Date until (and including) the last day of the calendar month in an amount equal to one-thirtieth of the Services Fee per day; provided, further, that upon the consummation by PHPC of the Partnering Transaction (as defined below), the Provider and PHPC will review and evaluate (and thereafter will review and evaluate semiannually) the Services and Services Fee for reasonableness during the Term and will negotiate in good faith to reach agreement on any appropriate adjustments to the Services and Services Fee, and based on such review and evaluation, Provider and PHPC will agree on the appropriate effective date (which may be retroactive, but in no event earlier than the date of the consummation by PHPC of the Partnering Transaction) of any such adjustment to the Services and Services Fee. For the avoidance of doubt, such Services Fee may include reimbursement through the Provider of third party costs or pass through expenses (whether separately billed to PHPC or amounts allocated to PHPC out of the overall bill to the Provider) paid by Provider for goods and services used by PHPC. All such third party costs and pass through expenses may be reimbursed by PHPC as provided above.

(b) PHPC will pay the Provider the Services Fee by wire or intrabank transfer of funds or in such other reasonable manner specified by the Provider to PHPC, in arrears on or before the last day of each calendar month following the Effective Date.

Section 1.5 Survival. PHPC’s obligation to pay the Services Fee shall survive the expiration or earlier termination of this Agreement with respect to such amounts as are payable in respect of the period of time prior to the effective date of such expiration or termination.

Section 1.6 PHPC Trust Account. Notwithstanding Article IV, Article V or anything contained herein to the contrary, the Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of PHPC and into which substantially all of the proceeds of PHPC’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

ARTICLE II

TERM

Section 2.1 Term. The term of this Agreement (the “Term”) will commence on the Effective Date and will continue until terminated in accordance with Section 2.2.

Section 2.2 Termination. This Agreement will be terminated prior to the expiration of the Term in the following events:

(a) upon mutual written agreement of the parties hereto;

(b) immediately upon written notice (or at any later time specified in such notice) by the Provider to PHPC if a Change in Control occurs with respect to PHPC following the consummation by PHPC of a partnering transaction (as described in the Registration Statement on Form S-1 (File No. 333-252910) filed with the Securities and Exchange Commission) (the “Partnering Transaction”);

(c) immediately upon written notice (or at any later time specified in such notice) by PHPC to the Provider if a Change in Control occurs with respect to the Provider following the consummation by PHPC of the Partnering Transaction; or

(d) immediately upon written notice by either of the parties (or at any later time specified in such notice) to the other party to the extent that the Services or Services Fee is not renegotiated to either party’s reasonable satisfaction in accordance with Section 1.4 upon completion of the Partnering Transaction.

For purposes of this Section 2.2, a “Change in Control” will be deemed to have occurred with respect to a party if a merger, consolidation, binding share exchange, acquisition, or similar transaction (each, a “Transaction”), or series of related Transactions, involving such party occurs as a result of which the voting power of all voting securities of such party outstanding immediately prior thereto represent (either by remaining outstanding or being converted into voting securities of the surviving entity) less than 75% of the voting power of such party or the surviving entity of the Transaction outstanding immediately after such Transaction (or if such party or the surviving entity after giving effect to such Transaction is a subsidiary of the issuer of securities in such Transaction, then the voting power of all voting securities of such party outstanding immediately prior to such Transaction represent (by being converted into voting securities of such issuer) less than 75% of the voting power of the issuer outstanding immediately after such Transaction). For the avoidance of doubt, the consummation of the Partnering Transaction shall not be deemed to constitute a Change in Control with respect to PHPC.

Each party will remain liable to the other for any required payment accrued prior to the termination of this Agreement.

ARTICLE III

PERSONNEL AND EMPLOYEES

Section 3.1 Personnel to Provide Services.

(a) The Provider will make available to PHPC, on a non-exclusive basis, certain employees, independent contractors or other personnel engaged by Provider or one of its Subsidiaries (the “Personnel”) to perform the Services.

(b) PHPC acknowledges that certain of the Personnel also will be performing services for the Provider and/or other companies, from time to time, including certain Subsidiaries and Affiliates of each of the foregoing, in each case, while also potentially performing services directly for PHPC irrespective of this Agreement.

Section 3.2 Provider as Payor. The parties acknowledge and agree that the Provider, and not PHPC, will be solely responsible for the payment of salaries, wages, benefits (including health insurance, retirement, and other similar benefits, if any) and other compensation applicable to all Personnel. All Personnel will be subject to the personnel policies of the Provider. The Provider will be responsible for the payment of all federal, state, and local withholding taxes on the compensation of all Personnel and other such employment related taxes as are required by law. PHPC will cooperate with the Provider to facilitate the Provider’s compliance with applicable federal, state, and local laws, rules, regulations, and ordinances applicable to the employment or engagement of all Personnel.

Section 3.3 Additional Employee Provisions. The Provider will have the right to terminate its employment or engagement of any Personnel at any time.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification by the Provider. Following the consummation by PHPC of the Partnering Transaction, the Provider will indemnify, defend, and hold harmless PHPC and each of its Subsidiaries and each of their respective officers, directors, employees, agents, successors and assigns (collectively, the “PHPC Indemnitees”), from and against any and all judgments, Liabilities, losses, costs, damages, or expenses, including reasonable attorney’s fees, disbursements, and costs (collectively, “Losses”), incurred in connection with any Action brought by a third party (a “Third-Party Claim”) (including but not limited to defending or avoiding any such Action) arising from or out of, or relating to the gross negligence, willful misconduct, fraud, or bad faith of the Provider in connection with the performance of any provision of this Agreement (the “Provider Indemnification Matter”); provided, that notwithstanding the foregoing or any other provisions of this Agreement, at any time during the Term, the Provider shall not be liable, responsible or accountable to the PHPC Indemnitees for any Losses incurred by the PHPC Indemnitees for any act or omission by the Provider unless such conduct constitutes gross negligence, willful misconduct, fraud, or bad faith of the Provider.

Section 4.2 Indemnification by PHPC.

(a) Following the consummation by PHPC of the Partnering Transaction, PHPC will indemnify, defend, and hold harmless the Provider and each of its Subsidiaries and Affiliates, and each of their respective officers, directors, employees, agents, successors and assigns (collectively, the “Provider Indemnitees”; provided that none of PHPC or its Subsidiaries shall be included in the definition of Provider Indemnities), from and against any and all Losses incurred by a Provider Indemnitee or on a Provider Indemnitee’s behalf in connection with any Action brought by a third party (including but not limited to defending or avoiding any Action) arising from or out of, or relating to (a) any material breach by PHPC of its obligations under this Agreement or (b) any acts or omissions of the Provider in providing the Services pursuant to this Agreement (including for its own negligence, but except to the extent such Losses arise from the Provider Indemnification Matter); provided further, for the avoidance of doubt, that under no circumstance shall a Provider Indemnitee have a Claim to any monies or assets held in the Trust Account, and PHPC shall not be permitted to procure monies or assets held in the Trust Account for the satisfaction of its obligations to any Provider Indemnitee in respect of the indemnification provided hereunder.

(b) To the fullest extent permitted by applicable law, PHPC will indemnify, defend, and hold harmless the Provider Indemnities from and against any and all Losses incurred by a Provider Indemnitee or on a Provider Indemnitee’s behalf in connection with any Action brought by PHPC or any third party in respect of any investment opportunities sourced by a Provider Indemnitee for PHPC or any liability arising with respect to a Provider Indemnitee’s activities in connection with the affairs of PHPC (in each case that are provided without a separate written agreement between PHPC and such Provider Indemnitee); provided, that in no event shall a Provider Indemnitee be entitled to be indemnified or held harmless hereunder in respect of any Losses that such Provider Indemnitee may incur by reason of such person’s own actual fraud or intentional misconduct; provided further, for the avoidance of doubt, that under no circumstance shall a Provider Indemnitee have a Claim to any monies or assets held in the Trust Account, and PHPC shall not be permitted to procure monies or assets held in the Trust Account for the satisfaction of its obligations to any Provider Indemnitee in respect of the indemnification provided hereunder.

Section 4.3 Indemnification Procedures.

(a) (i) In connection with any indemnification provided for in Section 4.1 or 4.2, the party seeking indemnification (the “Indemnitee”) will give the party from which indemnification is sought (the “Indemnitor”) prompt notice whenever it comes to the attention of the Indemnitee that the Indemnitee has suffered or incurred, or may suffer or incur, any Losses for which it is entitled to indemnification under Section 4.1 or 4.2, and, if and when known, the facts constituting the basis for such claim and the projected amount of such Losses (which shall not be conclusive as to the amount of such Losses), in each case in reasonable detail, provided that such notice will be given no later than ten business days following receipt by the Indemnitee of written notice of any Third-Party Claim as to which indemnification is available hereunder. Failure by any Indemnitee to so notify the Indemnitor will not affect the rights of such Indemnitee hereunder except to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnitor with respect to such Third-Party Claim. The Indemnitee will deliver to the Indemnitor as promptly as practicable, and in any event within five business days after Indemnitee’s receipt, copies of all notices, court papers and other documents received by the Indemnitee relating to any Third-Party Claim.

(ii) The Indemnitor will be entitled, if it so elects, to take control of the defense and investigation with respect to such Third-Party Claim and to employ and engage attorneys reasonably satisfactory to the Indemnitee to handle and defend such claim, at the Indemnitor’s cost, risk and expense, upon written notice to the Indemnitee of such election, which notice acknowledges the Indemnitor’s obligation to provide indemnification under this Agreement with respect to any Losses arising out of or relating to such Third-Party Claim. The Indemnitor will not settle any Third-Party Claim that is the subject of indemnification without the written consent of the Indemnitee, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that, after reasonable notice, the Indemnitor may settle a claim without the Indemnitee’s consent if such settlement (A) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnitee, (B) includes a complete release of the Indemnitee and (C) does not seek any relief against the Indemnitee other than the payment of money damages to be borne by the Indemnitor. The Indemnitee will cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnitee’s name of appropriate cross-claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial and defense of any Third-Party Claim controlled by the Indemnitor and any appeal arising therefrom, including participating in the process with respect to the potential settlement or compromise thereof. If the Indemnitee has been advised by its counsel that there may be one or more legal defenses available to the Indemnitee that conflict with those available to, or that are not available to, the Indemnitor (“Separate Legal Defenses”), or that there may be actual or potential differing or conflicting interests between the Indemnitor and the Indemnitee in the conduct of the defense of such Third-Party Claim, the Indemnitee will have the right, at the expense of the Indemnitor, to engage separate counsel reasonably acceptable to the Indemnitor to handle and defend such Third-Party Claim, provided, that, if such Third-Party Claim can be reasonably separated between those portion(s) for which Separate Legal Defenses are available (“Separable Claims”) and those for which no Separate Legal Defenses are available, the Indemnitee will instead have the right, at the expense of the Indemnitor, to engage separate counsel reasonably acceptable to the Indemnitor to handle and defend the Separable Claims, and the Indemnitor will not have the right to control the defense or investigation of such Third-Party Claim or such Separable Claims, as the case may be (and, in which latter case, the Indemnitor will have the right to control the defense or investigation of the remaining portion(s) of such Third-Party Claim).

(iii) With respect to any Third-Party Claim as to which indemnification is available hereunder, if the Indemnitor does not undertake to defend the Indemnitee against such Third-Party Claim, whether by not giving the Indemnitee timely notice of its election to so defend or otherwise, the Indemnitee may, but will have no obligation to, assume its own defense, at the expense of the Indemnitor (including attorney’s fees and costs), it being understood that the Indemnitee’s right to indemnification for such Third-Party Claim shall not be adversely affected by its assuming the defense of such Third-Party Claim. The Indemnitor will be bound by the result obtained with respect thereto by the Indemnitee; provided, that the Indemnitee may not settle any lawsuit or action with respect to which the Indemnitee is entitled to indemnification hereunder without the consent of the Indemnitor, which consent will not be unreasonably withheld, conditioned or delayed; provided further, that such consent shall not be required if (i) the Indemnitor had the right under this Section 4.3 to undertake control of the defense of such Third-Party Claim and, after notice, failed to do so within thirty days of receipt of such notice (or such lesser period as may be required by court proceedings in the event of a litigated matter), or (ii) (x) the Indemnitor does not have the right to control the defense of the entirety of such Third-Party Claim pursuant to Section 4.3(a)(ii) or (y) the Indemnitor does not have the right to control the defense of any Separable Claim pursuant to Section 4.3(a)(ii) (in which case such settlement may only apply to such Separable Claims), the Indemnitee provides reasonable notice to Indemnitor of the settlement, and such settlement (A) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnitor, (B) does not seek any relief against the Indemnitor and (C) does not seek any relief against the Indemnitee for which the Indemnitor is responsible other than the payment of money damages.

(b) In no event will the Indemnitor be liable to any Indemnitee for any special, consequential, indirect, collateral, incidental or punitive damages, however caused and on any theory of liability arising in any way out of this Agreement, whether or not such Indemnitor was advised of the possibility of any such damages; provided, that the foregoing limitations shall not limit a party’s indemnification obligations for any Losses incurred by an Indemnitee as a result of the assertion of a Third-Party Claim.

(c) The Indemnitor and the Indemnitee shall use commercially reasonable efforts to avoid production of confidential information, and to cause all communications among employees, counsel and others representing any party with respect to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privilege.

(d) The Indemnitor shall pay all amounts payable pursuant to this Section 4.3 by wire transfer of immediately available funds, promptly following receipt from an Indemnitee of a bill, together with all accompanying reasonably detailed backup documentation, for any Losses that are the subject of indemnification hereunder, unless the Indemnitor in good faith disputes the amount of such Losses or whether such Losses are covered by the Indemnitor’s indemnification obligation in which event the Indemnitor shall promptly so notify the Indemnitee. In any event, the Indemnitor shall pay to the Indemnitee, by wire transfer of immediately available funds, the amount of any Losses for which it is liable hereunder no later than three (3) days following any final determination of the amount of such Losses and the Indemnitor’s liability therefor. A “final determination” shall exist when (a) the parties to the dispute have reached an agreement in writing or (b) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment.

(e) The remedies provided in this Section 4.3 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against an Indemnitor, subject to Section 4.3(b).

(f) To the fullest extent permitted by applicable law, the Indemnitor will indemnify the Indemnitee against any and all reasonable fees, costs and expenses (including attorneys’ fees) incurred in connection with the enforcement of his, her or its rights under this Article IV.

Section 4.4 Survival. The terms and conditions of this Article IV will survive the expiration or termination of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Defined Terms.

(a) The following terms will have the following meanings for all purposes of this Agreement:

“Action” means any demand, action, claim, suit, countersuit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court, grand jury or other governmental authority or any arbitrator or arbitration panel.

“Affiliate” means, with respect to any Person, any other Person controlled by such first Person, with “control” for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract, or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, none of the Persons listed in clause (i), (ii), (iii) or (iv) shall be deemed to be Affiliates of any Person listed in any other such clause: (i) Provider taken together with its Subsidiaries, (ii) PHPC taken together with its Subsidiaries, (iii) 8th Avenue Food & Provisions, Inc. taken together with its Subsidiaries, (iv) BellRing Brands, Inc. taken together with its Subsidiaries, or (v) any other entities with an executive management team that may from time to time include certain of the Personnel taken together with the Subsidiaries of such entities.

“Confidential Information” means any information marked, noticed, or treated as confidential by a party which such party holds in confidence, including all trade secrets, technical, business, or other information, including customer or client information, however communicated or disclosed, relating to past, present and future research, development and business activities.

“Liabilities” means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, and whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto (other than taxes).

“Person” means any natural person, corporation, limited liability company, partnership, trust, unincorporated organization, association, governmental authority, or other entity.

“Subsidiary” when used with respect to any Person means (i)(A) a corporation a majority in voting power of whose share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has or have (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of 50% or more of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person. Notwithstanding the foregoing, for purposes of this Agreement, none of the Subsidiaries of the Provider will be deemed to be Subsidiaries of PHPC or any of its Subsidiaries, nor will any of PHPC’s Subsidiaries be deemed to be Subsidiaries of the Provider or any of its Subsidiaries.

(b) The following terms will have the meanings for all purposes of this Agreement set forth in the Section reference provided next to such term:

Definition	Section Reference
Agreement	Preamble
Claim	Section 1.6
Change in Control	Section 2.2
Effective Date	Section 1.1
Indemnitee	Section 4.3(a)(i)
Indemnitor	Section 4.3(a)(i)
Losses	Section 4.1
Partnering Transaction	Section 2.2
Personnel	Section 3.1
Provider	Preamble
Provider Indemnification Matter	Section 4.1
Provider Indemnitees	Section 4.2
PHPC	Preamble
PHPC Indemnitees	Section 4.1
Separate Claims	Section 4.3(a)(ii)
Separate Legal Defense	Section 4.3(a)(ii)
Services	Section 1.2
Services Fee	Section 1.3
Term	Section 2.1
Third-Party Claim	Section 4.1
Transaction	Section 2.2
Trust Account	Section 1.6

Section 5.2 Entire Agreement; Severability. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to such subject matter. It is the intention of the parties hereto that the provisions of this Agreement will be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability of any provision hereof (or the modification of any provision hereof to conform with such laws or public policies, as provided in the next sentence) will not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision is determined to be invalid or unenforceable either in whole or in part, this Agreement will be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions and to alter the balance of this Agreement in order to render the same valid and enforceable, consistent (to the fullest extent possible) with the intent and purposes hereof.

Section 5.3 Notices. All notices and communications hereunder will be in writing and will be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by electronic mail, addressed as follows:

If to the Provider:	Post Holdings, Inc. 2503 S. Hanley Road, St. Louis, Missouri 63144 Attention: Diedre J. Gray Email: Diedre.Gray@postholdings.com

If to PHPC:	Post Holdings Partnering Corporation 2503 S. Hanley Road, St. Louis, Missouri 63144 Attention: Diedre J. Gray Email: Diedre.Gray@postholdings.com or to such other address (or to the attention of such other person) as the parties may hereafter designate in writing. All such notices and communications will be deemed to have been given on the date of delivery if sent by electronic mail or personal delivery, or the third day after the mailing thereof, except that any notice of a change of address will be deemed to have been given only when actually received.

Section 5.4 Governing Law. This Agreement and the legal relations among the parties hereto will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Missouri applicable to contracts made and performed wholly therein, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction.

Section 5.5 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, in any way relating to this Agreement and the legal relations among the parties hereto, in any forum other than the courts of the State of Missouri sitting in St. Louis County, and of the United States District Court of Missouri, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such Missouri State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties waive the right to a trial by jury in any dispute or other claim in connection with this Agreement.

Section 5.6 Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word “including” or any variation thereof is not limiting, and the word “or” is not exclusive. The word day means a calendar day. If the last day for giving any notice or taking any other action is a Saturday, Sunday, or a day on which banks in New York, New York or St. Louis, Missouri are authorized or required to be closed, the time for giving such notice or taking such action will be extended to the next day that is not such a day.

Section 5.7 No Third-Party Rights. Nothing expressed or referred to in this Agreement is intended or will be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

Section 5.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument.

Section 5.9 Payment of Expenses. From and after the Effective Date, and except as otherwise expressly provided in this Agreement, each of the parties to this Agreement will bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement.

Section 5.10 Binding Effect; Assignment.

(a) This Agreement will inure to the benefit of and be binding on the parties to this Agreement and their respective legal representatives, successors and permitted assigns.

(b) Except as expressly contemplated hereby, this Agreement, and the obligations arising hereunder, may not be assigned by either party to this Agreement; provided, however, that Provider may assign its rights, interests, duties, liabilities and obligations under this Agreement to any of its wholly-owned Subsidiaries, but such assignment shall not relieve the Provider, as the assignor, of its obligations hereunder.

Section 5.11 Amendment, Modification, Extension or Waiver. Any amendment, modification or supplement of or to any term or condition of this Agreement will be effective only if in writing and signed by both parties hereto. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party to this Agreement, or (b) waive compliance by the other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of either party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instance, will be deemed or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition, but any party hereto may waive its rights in any particular instance by written instrument of waiver.

Section 5.12 Force Majeure. Neither party will be liable to the other party with respect to any nonperformance or delay in performance of its obligations under this Agreement, other than for payment of the Services Fee, to the extent such failure or delay is due to any action or claims by any third party, labor dispute, labor strike, weather conditions, pandemics (including, without limitation, COVID-19) or any cause beyond a party’s reasonable control. Each party agrees that it will use all commercially reasonable efforts to continue to perform its obligations under this Agreement, to resume performance of its obligations under this Agreement, and to minimize any delay in performance of its obligations under this Agreement notwithstanding the occurrence of any such event beyond such party’s reasonable control.

Section 5.13 Specific Performance. Each party agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 5.14 Confidentiality.

(a) Except with the prior consent of Provider, PHPC will:

(i) limit access to the Confidential Information of Provider disclosed to PHPC hereunder to its agents, representatives, and consultants on a need-to-know basis;

(ii) advise its agents, representatives, and consultants having access to such Confidential Information of the proprietary nature thereof and of the obligations set forth in this Agreement; and (iii) safeguard such Confidential Information by using a reasonable degree of care to prevent disclosure of the Confidential Information to third parties, but not less than that degree of care used by PHPC in safeguarding its own similar information or material.

(b) PHPC’s obligations respecting confidentiality under Section 5.14(a) will not apply to any of the Confidential Information of Provider that PHPC can demonstrate: (i) was, at the time of disclosure to PHPC, in the public domain or (ii) after disclosure to PHPC, is published or otherwise becomes part of the public domain other than by acts of PHPC in violation of this Section 5.14.

(c) The provisions of this Section 5.14 will survive the expiration or termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has signed this Agreement, or has caused this Agreement to be signed by its duly authorized officer, as of the date first above written.

PROVIDER:
POST HOLDINGS, INC.

By:
Name:
Title:

PHPC:
POST HOLDINGS PARTNERING CORPORATION

By:
Name:
Title:

[Signature Page to PHPC Services Agreement]